Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Lions Gate Entertainment Corp. of our report dated May 21, 2015 with respect to the consolidated financial statements of Pop Media Group, LLC, included in Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the year ended March 31, 2015:

Form S-3	Form S-8

No. 333-203280	No. 333-198972
No. 333-202900	No. 333-184186
No. 333-189138	No. 333-146296
No. 333-181371	No. 333-146251
No. 333-176656	No. 333-145068
No. 333-144231	No. 333-122275
No. 333-131975	No. 333-111022
No. 333-123652	No. 333-107266
No. 333-122580

/s/Ernst & Young LLP

Los Angeles, California
May 21, 2015